UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2019

Arrowhead Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38042	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 E. Colorado Blvd, Suite 700, Pasadena, California 91105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	ARWR	The Nasdaq Global Select Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2019, Arrowhead Pharmaceuticals, Inc. (the “Company”) announced that Bruce Given, M.D., the Company’s Chief Operating Officer, plans to retire on May 1, 2020, after a more than 30 year career in biotechnology and pharmaceutical research, development, sales and marketing.  The Company plans to retain Dr. Given in an advisory capacity for a period of at least one year following his retirement.  The Company thanks Dr. Given for his many valuable contributions since joining the Company in 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 20, 2019

ARROWHEAD PHARMACEUTICALS, INC.

By:	/s/ Kenneth Myszkowski
Kenneth Myszkowski
Chief Financial Officer